URBAN COOL NETWORK, INC.

                           EXECUTIVE STOCK OPTION PLAN

  1. Purpose. The purpose of this Plan is to provide a means whereby Urban Cool Network, Inc. (the "Company") may, through the grant of options to purchase Common Stock of the Company, attract and retain as Chief Executive Officer an individual whose employment by the Company is deemed to be crucial to the success of the Company.

  2. Shares Subject to the Plan. Options may be granted by the Company from time to time to the Chief Executive Officer to purchase an aggregate of 500,000 shares of Common Stock (no par value) of the Company and 500,000 of such shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 5(h)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate or expire, new options covering such shares may thereafter be granted to other eligible individuals.

  3. Eligibility. Options may be granted under this Plan to the Chief Executive Officer of the Company.

  4. Administration of the Plan. The Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of two members of the Board of Directors chosen by the Board.

Subject to the provisions of the Plan, the committee shall have the authority to:

                  (a) determine the time or times and the manner in which each option shall be exercisable and the duration of the exercise period;

                  (b) extend the term of any option (including extension by reason of any


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      optionee's death, permanent disability or retirement); and

                  (c) issue options under this Plan either as incentive stock options in accordance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as nonstatutory options.

      The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Committees shall be final, binding and conclusive.

  5. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

       (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. No option granted under this Plan may be exercisable after the expiration of ten years from the date the option is granted; provided, however, that any incentive option granted to the President (if he shall then own more than 10 percent of the voting power of all classes of the Company's Stock) shall not be exercisable after the expiration of five years from the date such option is granted.

       (b) Option Price. The option price per share shall be $10.00, provided that, to the extent any options are intended to qualify as incentive stock options, the option price per


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   share shall not be less than the fair market value of the Common Stock of the
   Company on the date the option is granted, as determined by the Committee.

       (c). Stock Option Plan. Pursuant to the Plan, options to purchase an aggregate of 500,000 shares of common stock have been granted to Jacob R. Miles, III, the Chairman and Chief Executive Officer of the Company. Of such options, options to purchase 250,000 shares of common stock shall be exercisable immediately at an exercise price equal to the initial public offering price. The balance of such options shall be exercisable for a period of five years at an exercise price equal to 110% of the initial public offering price. Such options are exercisable only if the Company achieves the annual audited gross revenue as outlined in the table below and will become exercisable immediately following the fiscal year indicated.

       (d). Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company in full at the time of exercise.

       (e). Termination of Employment. Any option agreement under this Plan shall provide that:

            (1). If prior to the expiration date of the option (the "expiration date") the employee shall for any reason whatever, other than (i) his authorized retirement as defined in (2) below, or (ii) his death, cease to be employed by the Company, any unexercised portion of the option granted shall, after three months from such expiration date, automatically terminate;

            (2). If prior to the expiration date, the employee shall (i) retire upon or after reaching the age which at the time of retirement is established as the


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      normal retirement age for employees of the Company (such normal retirement age not being greater than 65 years) or (ii) with the written consent of the Company retire prior to such age on account of physical or mental disability (such retirement pursuant to (i) or (ii) being deemed an authorized retirement") any unexercised portion of the option shall expire at the end of three months after such authorized retirement provided that if such authorized retirement is due to physical or mental disability, then any unexercised portion of the option shall expire at the end of one year after such authorized retirement, and during such three months' or one year period (as the case may be) the employee may exercise all or any part of the then unexercised portion of the option; and (iii) if prior to the expiration date, the employee shall die (at a time when he is an employee of the Company or within three months after his authorized retirement), the legal representatives of his estate or a legatee or legatees shall have the privilege, for a period of twelve months after his death, of exercising all or any part of the then unexercised portion of the option. Nothing in (ii) or (iii) shall extend the time for exercising any option granted pursuant to the Plan beyond the expiration date.

      (f) Transferability of Options. No option granted under the Plan and no right arising under any such option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an option shall be exercisable only by him.


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      (g)  Investment  Representation.  Each  option  agreement  may  contain an undertaking that, upon demand by the committee for such a representation, the optionee (or any person acting under Section 5(e) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

      (h) Adjustment in Event of Change in Common Stock. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of sharers subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

      (i) Optionees to Have No Rights as a Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his option prior to the date on which he is recorded as the holder of such shares on the records of the Corporation.


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      (j) Plan and Option Not to Confer  Rights with Respect to  Continuance  of
Employment. The Plan and any option granted under the Plan shall not confer upon any optionee any right with respect to continuance of employment by the Company, nor shall they interfere in any way with the right of the Company to terminate his employment at any time.

  6. Purchase Price. The purchase price for a shares of the stock subject to any option granted hereunder shall be not less than the fair market value of the stock on the date of grant of the option, said fair market value to be determined in good faith at the time of grant of such option by decision of the Committee; provided, however, that in the case of an incentive option granted to any person then owning more than 10 percent of the voting power of all classes of the Company's stock, the purchase price per share of the stock subject to option shall be not less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

  7. Compliance with Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and
(ii) the completion of any registration or qualification of such share under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.


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  8.  Effective Date of the Plan and Jurisdiction. The effective date of the
Plan shall be the date of its adoption by the Board of Directors, subject to its approval by the shareholders within twelve months of the date of its adoption. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such stockholder approval, options may be granted by the Committee as provided herein subject to such subsequent stockholder approval. This Plan shall be governed by the laws of the State of New York.

9. Name. The Plan shall be known as the "Urban Cool Network, Inc. Executive Stock Option Plan."